As filed with the Securities and Exchange Commission on October 29, 2004
                                                      Registration No. 333-07147


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          _____________________________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          _____________________________

                            THE LEATHER FACTORY, INC.
             (Exact Name of Registrant as Specified in its Charter)
                          _____________________________

                      DELAWARE                                                75-2543540
(State or Other Jurisdiction of Incorporation or Organization)  (I.R.S. Employer Identification Number)

                            3847 EAST LOOP 820 SOUTH
                             FORT WORTH, TEXAS 76119
                                 (817) 496-4414
    (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                          _____________________________

                                  WRAY THOMPSON
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            THE LEATHER FACTORY, INC.
                            3847 EAST LOOP 820 SOUTH
                            FORT WORTH, TEXAS  76119
                                 (817) 496-4414
  (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
                          _____________________________

                                   COPY TO:

                               PATRICK A. REARDON
                                 ATTORNEY-AT-LAW
                         210 WEST 6TH STREET, SUITE 401
                                FORT WORTH, TEXAS
                                 (817) 348-8801
                               FAX: (817) 348-8804

        Approximate date of commencement of proposed sale to the public:
      From time to time after this registration statement becomes effective

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

  TITLE OF CLASS OF            AMOUNT TO BE   PROPOSED MAXIMUM OFFERING
SECURITIES TO BE REGISTERED    REGISTERED(1)     PRICE PER SHARE(2)
------------------------------ -------------  -------------------------
Common Stock, $.0024 par value      350,000   $                    4.19

  TITLE OF CLASS OF            PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED         OFFERING PRICE            REGISTRATION FEE
-----------------------------  --------------------------    -----------------
Common Stock, $.0024 par value $             1,466,500.00     $         185.81

(1) In the event of a stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average ($4.19) of the high ($4.20) and low ($4.18) prices of the common stock on July 13, 2004, as quoted on the American Stock Exchange. It is not known how may shares will be purchased under this registration statement or at what price shares will be purchased.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER ____, 2004
PROSPECTUS

                            THE LEATHER FACTORY, INC.

                         350,000 Shares of Common Stock

                           ___________________________

This prospectus may be used only for the resale of up to 350,000 shares already issued or to be issued of our common stock, $0.0024 par value, by the selling stockholders listed in this prospectus under the section "Selling Stockholders". These shares include 200,000 shares held by some of these stockholders and 150,000 shares issued by us to affiliates of Westminster Securities Corporation and other persons upon exercise of warrants. The selling stockholders will receive all of the proceeds from the sale of these shares of common stock and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of these shares. We will pay the expenses incurred in registering the shares, including legal and accounting fees.

The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is quoted on the American Stock Exchange under the symbol "TLF." On July 13, 2004, the last reported sale price for our common stock on the American Stock Exchange was $4.18 per share.
                          ____________________________

The securities offered involve a degree of risk. SEE "RISK FACTORS" ON PAGE 4 FOR A DISCUSSION OF MATERIAL RISKS YOU SHOULD CONSIDER BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.
                          _____________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
               The date of this prospectus is _____________, 2004

                                TABLE OF CONTENTS

                                                 PAGE
-----------------------------------------------  ----
Summary                                             3
Risk Factors                                        4
Forward-Looking Statements                          6
Use of Proceeds                                     7
Selling Stockholders                                8
Plan of Distribution                               10
Legal Matters                                      12
Experts                                            13
Where You Can Find More Information                13
Incorporation of Certain Documents by Reference    13


You should rely only on the information we have provided or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. The selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

                                     SUMMARY

     This Summary highlights important features of this offering and the information included or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under the section titled "Risk Factors."

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, the selling stockholders may, from time to time, sell their shares of our common stock in one or more offerings. This prospectus provides you with a general description of the common stock being offered. You should read this prospectus, including any documents incorporated herein by reference, together with additional information described under the heading "Where You Can Find More Information."

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's offices mentioned under the heading "Where You Can Find More Information."

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and in any accompanying supplement to this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

THE  LEATHER  FACTORY,  INC.

     We are a retailer and wholesale distributor of a broad line of leather and related products, including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. We also manufacture leather lacing and kits. During 2003, our consolidated sales totaled $41.7 million of which approximately 6.6% were export sales. Our common stock trades on the American Stock Exchange under the symbol "TLF".

     At June 30, 2004, we operated 30 Leather Factory wholesale distribution centers and 32 Tandy Leather retail stores. We also own and operate Roberts, Cushman and Company, Inc., a manufacturer of custom hat trims.

     Our  three  segments  can  be  summarized  as  shown  below:

1. THE LEATHER FACTORY sells to a mixture of customers that include resellers, national accounts, institutional and retail customers and manufacturers. The Leather Factory's products are leather and related products, including leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. We have a chain of 30 outlet stores located in the United States and Canada.

2. TANDY LEATHER COMPANY sells primarily to retail customers through a chain of retail stores located in the United States. Products include quality tools, leather, accessories, kits and teaching materials. Tandy Leather is the oldest and best-known supplier of leather and related supplies used in the leathercraft industry. From its founding in 1919, Tandy has been the primary leathercraft resource worldwide. We acquired the assets of Tandy Leather in late 2000, and in early 2002, we initiated a plan to expand Tandy Leather by opening or acquiring retail stores. As of April 15, 2004, we have added 30 Tandy Leather retail stores located in the United States and Canada.

3. ROBERTS, CUSHMAN & COMPANY manufactures decorative hat trims that are sold directly to hat manufacturers and distributors. Its operations are not material to our financial results.

     Our growth, measured both by our net sales and net income, occurs as a result of the increase in the number of stores we operate and the increase from year to year of the sales in our existing stores. The following tables provide summary information concerning the additions of facilities for our Leather Factory wholesale centers and Tandy Leather retail stores in each of our fiscal years from 1999 to 2003.

                                   STORE COUNT
               YEARS ENDED DECEMBER 31, 1999 THROUGH MAY 31, 2004
               --------------------------------------------------

                          LEATHER FACTORY                    TANDY LEATHER
                         WHOLESALE CENTERS                   RETAIL STORES
                     -----------------------------      ------------------------
YEAR ENDED DEC. 31,  OPENED  CONVERSIONS(1)  TOTAL      OPENED(2)  CLOSED  TOTAL
-------------------  ------  --------------  -----      --------   ------  -----
Balance Fwd                                    22
1999                      4               0    26            N/A      N/A    N/A
2000                      2               0    28              1*       0      1
2001                      2               0    30              0        0      1
2002                      1               1    30             14        1*     14
2003                      0               0    30             12        0      26
2004 (thru May 31)        0               0    30              6        0      32

(1)  Leather  Factory  wholesale  center  converted  to  a  Tandy  Leather  retail  store.
(2)  Includes  conversions  of  Leather  Factory  wholesale  centers  to  Tandy  Leather  retail  stores.
(*)  The  Tandy  Leather  operation  began  as  a  central  mail-order  fulfillment  center  in  2000  that we closed in 2002.

Our company was founded in 1980 as Midas Leathercraft Tool Company, a Texas corporation. Midas' original business activity focused on the distribution of leathercraft tools. In addition, the founders of Midas entered into a consulting agreement with Brown Group, Inc., a major footwear retailer, as a result of their proposal to develop a multi-location chain of wholesale distribution centers known as "The Leather Factory." In 1985, Midas purchased the assets of The Leather Factory from Brown Shoe Group, which then consisted of six distribution centers.

In 1993, Midas changed its name to "The Leather Factory, Inc.", and then reincorporated in the state of Delaware in 1994.

Our expansion of the wholesale chain occurred via the opening of new centers as well as numerous acquisitions of small businesses in strategic geographic locations including the acquisition of our Canadian distributor, The Leather Factory of Canada, Ltd., in 1996. By 2000, we had grown to twenty-seven Leather Factory centers located in the United States and two Leather Factory centers in Canada. In November 2000, we acquired the operating assets of two subsidiaries of Tandycrafts, Inc. to form Tandy Leather Company. In 2002, we began opening retail stores under the "Tandy Leather" name.

     Our corporate headquarters are located at 3847 East Loop 820, South, Fort Worth, Texas 76119, and our telephone number is (817) 496-4414.

                                  RISK FACTORS

     Investing in our common stock involves some risk. You should carefully consider the following risk factors, in addition to the other information set forth in this prospectus and incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our other filings with the SEC before deciding to purchase our common stock.
RISKS  RELATED  TO  OUR  BUSINESS

THE NEW TANDY LEATHER RETAIL STORES WE ARE OPENING OR ACQUIRING MAY NOT BE PROFITABLE.

If the new Tandy Leather stores are not profitable, the money spent to open or acquire these stores will not produce higher profits.

IF WE CANNOT FIND SUFFICIENT NEW LOCATIONS ON ACCEPTABLE TERMS, OUR TANDY LEATHER EXPANSION PLANS MAY NOT WORK.

Our plans to expand Tandy Leather require purchasing existing leathercraft stores or opening new stores that meet our budget. Because, in recent years, the expansion of Tandy Leather has produced much of the increase in our profits, disruption of this expansion would likely also slow or stop the growth of our profits.

OTHER  RETAIL  INITIATIVES  MAY  NOT  BE  SUCCESSFUL.

Also, both our Leather Factory and Tandy Leather segments depend on marketing efforts to support sales. Recently we conducted an advertising campaign at the Leather Factory that failed to generate anticipated sales. While we believe this was caused by a change in the format of our advertising, there can be no assurance that future advertising will be successful.

POLITICAL CONSIDERATIONS HERE AND ABROAD COULD DISRUPT OUR SOURCES OF SUPPLIES FROM ABROAD OR AFFECT THE PRICES WE PAY FOR GOODS. THESE CONSIDERATIONS INCLUDE TERRORISM, WAR IN THE MIDDLE EAST AND INCREASED BARRIERS TO IMPORTING GOODS, SUCH AS NEW TARIFFS.

We rely heavily on imported goods for the inventory we sell. If any of these events occurs and disrupts the flow of these goods to us, then we may not have sufficient inventory or our inventory costs are likely to be higher.

IF THE COSTS OF OUR RAW MATERIALS AND INVENTORY INCREASE, OUR PROFITS ARE LIKELY TO DECLINE.

If our inventory costs go up, then we may not be able to make a similar increase in the prices we charge for the goods we sell. In addition to political considerations, normal price fluctuations or livestock diseases can affect our inventory costs.

THE  RECENT  RISE  IN  OIL  AND  NATURAL  GAS  PRICES  MAY  REDUCE  OUR PROFITS.

Various fuels and chemicals used to manufacture leather and leathercrafts are derived from oil and natural gas. Also, the carriers who transport our goods rely on oil-based fuels to power their ships, trucks and trains. They are likely to pass their increased costs on to us. We may not able to increase our prices sufficiently to cover these increases.

THE RECENT SLUMP IN THE ECONOMY IN THE UNITED STATES, AS WELL AS ABROAD, MAY CAUSE OUR SALES TO DECREASE OR NOT TO INCREASE OR ADVERSELY AFFECT THE PRICES CHARGED FOR OUR PRODUCTS. THESE EVENTS WOULD DECREASE OUR PROFITS.

We believe that we sell more products and are more profitable when there is a strong economy in the United States and Canada. Recently, the world economy has shown signs of recovering from an economic slump. However, this recovery is not yet complete, and there can be no assurance that this recovery will continue. Continuation or worsening of the economic slump is likely to limit or decrease our profits.

Other factors could cause either fluctuations in buying patterns or possible negative trends in the craft and western retail markets. In addition, our customers may change their preferences to products other than ours, or they may not accept new products as we introduce them.

FINANCIAL  RISKS

THE NUMBER OF SHARES OF OUR COMMON STOCK IN THE HANDS OF OUTSIDE INVESTORS IS LIMITED, AND THIS RESTRICTS THE VOLUME OF OUR COMMON STOCK THAT REGULARLY TRADES. AN INFLUX OF SHARES INTO THIS MARKET COULD CAUSE THE PRICE TO FALL UNEXPECTEDLY.

Our founders hold 52.2% of the total shares of our common stock. Their shares do not trade on the market and there are restrictions that prevent a large number of these shares from being sold without registering the sale with the Securities and Exchange Commission.

During the four weeks indicated, the weekly trading volume of our common stock on the American Stock Exchange was as shown below:

WEEK                            WEEKLY VOLUME
                                -------------
September 13-17, 2004                   8,600
September 20-24, 2004                 125,100
September 27 - October 1, 2004         19,600
October 4-8, 2004                      24,200

TAX OR INTEREST RATES MAY INCREASE. IN PARTICULAR, INTEREST RATES ARE LIKELY TO INCREASE AT SOME POINT FROM THEIR PRESENT LOW LEVELS. THESE INCREASES WILL
INCREASE  OUR  COSTS  OF  BORROWING  FUNDS  AS  NEEDED  IN  OUR  BUSINESS.

In recent years, we have enjoyed a favorable environment of low interest rates and stable income tax rates. If either interest or tax rates increase, our net profits are likely to be affected. While we have steadily decreased our borrowings in recent years, it may become necessary to increase borrowings to fund our growth and operations. If we increase our borrowing, this may decrease our profits.

Likewise, any change in the commercial banking environment or in our ability to borrow money on favorable terms may affect us.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes or incorporates by reference forward-looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the words "anticipate", "believe", "estimate", "expect", "intend", "project", or other similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are found above under the caption "Risk Factors" and elsewhere in this prospectus and the documents incorporated by reference. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary from any future results, performance or achievements stated or suggested by these forward-looking statements. All forward-looking statements by us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. Proceeds received by us in connection with the exercise of the warrants described below will be used for general corporate purposes. See "Selling Stockholders".

                              SELLING STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of our common stock by the selling stockholders as of July 8, 2004. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Shares of common stock issuable pursuant to rights to acquire common stock within 60 days after August 20, 2004 are deemed outstanding for purposes of computing the ownership and percentage ownership of the person holding the right, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except when the authority is shared by spouses under applicable law.

                                            NUMBER OF SHARES       SHARES      SHARES BENEFICIALLY OWNED
                                           BENEFICIALLY OWNED       BEING      AFTER OFFERING (ASSUMING ALL)
                                          PRIOR TO THE OFFERING    OFFERED     SHARE BEING OFFERED ARE SOLD)
                                          ---------------------    -------
NAME OF
SELLING STOCKHOLDER                        NUMBER       PERCENT                NUBMER         PERCENT
----------------------------------------  -------       -------                ------         -------
Scott C. Bowman (1)(2)(3)                   4,000             *      4,000          0               *
Andrew Chase (4)                            5,000             *      5,000          0               *
The Chase Family Trust (1)(3)(5)(6)        70,800             *     70,800          0               *
Jonathan B. Dangar (1)(2)(3)               11,200             *     11,200          0               *
Sanford E. Davis, Jr. (4)                  10,600             *     10,000        600               *
Herbert Arnold and Leslie C. Duke (4)       5,000             *      5,000          0               *
Robert N. and Gunilla H. Fink (4)           5,000             *      5,000          0               *
Grinspan-Ernst PSP (4)(7)                   5,000             *      5,000          0               *
Growth Properties, LLC (4)(8)               5,000             *      5,000          0               *
James C. Harper (1)(5)                     20,000             *     20,000          0               *
Michael and Lyn Harvey (4)                  5,000             *      5,000          0               *
James Wayne and Ruth C. Hill (4)           10,000             *     10,000          0               *
Joseph J. Jillson (4)                      25,000             *     25,000          0               *
Henry S. Krauss (1)(2)(3)(5)                7,500             *      7,500          0               *
Richard Louise (1)(2)(3)(5)                14,000             *     14,000          0               *
Daniel Luskind (1)(2)(3)(5)                 7,500             *      7,500          0               *
Meadowbrook Opportunity Fund, LLC (4)(9)  130,000             *     65,000     65,000               *
Arthur J. Niebauer (1)(2)(3)(5)            7,500              *      7,500          0               *
John O'Shea (1)(2)(3)(5)                   7,500              *      7,500          0               *
Alexander Purdie, Jr. (4)                 10,000              *     10,000          0               *
Allan C. and Lou Ann Purdie (4)            5,000              *      5,000          0               *
Sems Diversified Value Fund LP (4)(10)    28,000              *     10,000     18,000               *
Ronald L. Warnken (4)                      5,000              *      5,000          0               *
Frederick G. Wedell (4)                   25,000              *     25,000          0               *
Harold E. Zell (4)                         5,000              *      5,000          0               *

*  Less  than  1.0%.

(1) Shares shown as held can be acquired upon exercise of warrants that are immediately exercisable. See below.

(2)The selling stockholder is an affiliate of Westminster Securities Corporation, a registered broker-dealer. This selling stockholder has indicated that it acquired or will acquire the common stock to be resold in the ordinary course of business and, at the time of purchase, it had or will have no agreements or understandings directly or indirectly with any person to distribute the common stock.

(3) Some or all of the shares shown may be acquired upon exercise of warrants to acquire 50,000 shares of our common stock upon payment of the $5.00 per share exercise price. We issued these warrants to Westminster on February 24, 2004, and these warrants may be exercised at any time during the five years after that date. Westminster transferred the warrants to the following persons who hold warrants to acquire the number of shares shown by their names: Scott C. Bowman (4,000 shares), The Chase Family Trust (20,800 shares), Jonathan B. Danger (11,200 shares), Henry S. Krauss (2,500 shares), Richard Louise (4,000 shares), Daniel Luskind (2,500 shares), Arthur J. Niebauer (2,500 shares) and John O'Shea (2,500 shares). See below.

(4) The selling stockholder acquired the shares being offered from The Schlinger Foundation as part of a group of transactions all completed on June 30, 2004. See below.

(5) Some or all of the shares shown may be acquired upon exercise of warrants to acquire 100,000 shares of our common stock upon payment of the $3.10 per share exercise price. We issued these warrants on February 12, 2003, and these warrants may be exercised at any time during the five years after that date. Westminster transferred the warrants to the following persons who hold these warrants to acquire the number of shares shown by their names: The Chase Family Trust (50,000 shares), James C. Harper (20,000 shares), Henry S. Krauss (5,000 shares), Richard Louise (10,000 shares), Daniel Luskind (5,000 shares), Arthur
J.  Niebauer  (5,000  shares),  and  John  O'Shea  (5,000  shares).  See  below.

(6) Nancy A. Chase is trustee of the Chase Family Trust and has voting and investment power with respect to the shares shown. She is the spouse of an affiliate of Westminster, but she denies being an affiliate of that company.

(7) Samuel M. Grinspan has voting and investment power over the shares held by Grinspan-Ernst PSP.

(8) W. Kent Ward is the manager of Growth Properties, LLC and has voting and investment power over the shares held by it.

(9) Michael Ragins and Daniel Elekman have voting and investment power over the shares held by Meadowbrook Opportunity Fund LLC.

(10) Lloyd Sems has voting and investment power over 10,000 shares held by Sems Diversified Value Fund, LP. In addition, Mr. Sems personally owns 18,000 shares of our common stock.

MATERIAL  RELATIONSHIPS  AND  TRANSACTIONS

     All shares of our common stock offered for resale were acquired in the transactions described below.

     On August 3, 2003, The Schlinger Foundation acquired 200,000 shares of our common stock pursuant to the exercise of a warrant that had been issued five years earlier. On May 12, 2004, we signed an agreement with The Schlinger Foundation and Westminster Securities Corporation in which Westminster agreed to seek purchasers of the 200,000 shares held by The Schlinger Foundation in a transaction that would be exempt from the registration requirements of the Securities Act of 1933. Westminster is a member firm of the New York Stock Exchange and a registered securities broker-dealer. In this contract, we agreed to register the resale of the 200,000 shares by the purchasers from The Schlinger Foundation under the Securities Act of 1933. The sale of these shares was closed on June 30, 2004.

     On February 12, 2003, we entered into a Capital Markets Service Agreement with Westminster, along with a Financial Advisor's Warrant Agreement that provided for the issuance of warrants to purchase up to 100,000 shares of our common stock to affiliates of Westminster. These warrants provided for an exercise price of $3.10 per share and expired five years after their issuance.

     Following the expiration of the first Capital Markets Services Engagement Agreement, we entered into a second agreement with Westminster, dated February 24, 2004. The second agreement was also accompanied by the execution of another Financial Advisor's Warrant Agreement. This agreement provided for the issuance to Westminster of a warrant to purchase up to 50,000 shares of our common stock at an exercise price of $5.00 per share. The warrant provided for a five-year term.

     Both of the Financial Advisor's Warrant Agreements we signed with Westminster provide registration rights to the holders of our common stock issued when those warrants are exercised. Also, those agreements provide that we will indemnify the selling stockholders who register their shares from liabilities that might arise in connection with this offering.

     None  of the selling stockholders is a registered securities broker-dealer.

                              PLAN OF DISTRIBUTION

     We are registering for resale 350,000 shares of common stock under this prospectus on behalf of the selling stockholders. All or a portion of the shares offered by the selling stockholders may be delivered and/or sold in transactions on the American Stock Exchange, on the over-the-counter market, in privately-negotiated transactions, or a combination of these methods. Sales will be at market prices prevailing at the time, at prices related to such prevailing prices or at negotiated prices.

The selling stockholders may sell their shares to or through one or more broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders. Westminster may be deemed an "underwriter" within the meaning of the Securities Act. We believe that some selling stockholders are likely to effect resales of our common stock through Westminster.

Any broker-dealer participating in these transactions as an agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such shares, from the purchaser). Broker-dealers may agree with the selling stockholders to sell a number of shares at a stipulated price per share, and, to purchase as principal any unsold shares at the agreed price. Broker-dealers who acquire shares as a principal may later resell those shares from time to time in transactions as described above. These sales may involve crosses, block transactions, and sales to or through broker-dealers. In connection with resales, broker-dealers may pay to or receive commissions from the purchasers of the shares.

When required under the Securities Act, a supplemental prospectus will be filed, disclosing:

-     the  name  of  any  broker-dealers;

-     the  number  of  shares  involved;

-     the  price  at  which  the  shares  are  to  be  sold;

- the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

- that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

-     other  facts  material  to  the  transaction.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Securities Exchange Act of 1934. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholder or other persons or entities. Furthermore, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of the distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

The selling stockholders may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The  common  stock  may  be  sold  in  one  or  more  transactions  at:

-     fixed  prices;

-     prevailing  market  prices  at  the  time  of  sale;

-     prices  related  to  the  prevailing  market  prices;

-     varying  prices  determined  at  the  time  of  sale;  or

-     negotiated  prices.

These  sales  may  be  effected  in  transactions:

- on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the American Stock Exchange;

-     in  the  over-the-counter  market;

-     off  of  these  markets  in  other  places;

- through the writing of options, whether the options are listed on an options exchange or otherwise; or

-     through  the  settlement  of  short  sales.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

     In connection with the sale of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the common stock short and deliver these securities to close out short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them hereby will be the purchase price of the common stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

Broker-dealers or agents that participate in the sale of the common stock may be deemed to be "underwriters" under the Securities Act. Selling stockholders that participate in the sale of the common stock may also be deemed to be "underwriters" under the Securities Act. Profits on the sale of the common stock by selling stockholders and any discounts, commissions or concessions received by any broker-dealers or agents may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" under the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling stockholders may be deemed to be "underwriters," they may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act.

A selling stockholder may decide not to sell any common stock described in this prospectus. We cannot assure holders that any selling stockholder will use this prospectus to sell any or all of the common stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under those rules rather than pursuant to this prospectus. In addition, a selling stockholder may transfer, devise or gift the common stock by other means not described in this prospectus.

If required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

-     the  specific  common  stock  to  be  offered  and  sold;

-     the  names  of  the  selling  stockholders;

- the respective purchase prices and public offering prices and other material terms of the offering;

-     the names of any participating agents, broker-dealers or underwriters; and

- any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.

     As described above, we have signed agreements for the benefit of holders of our common stock to register their shares under applicable federal and state securities laws under certain circumstances and at certain times. See "Selling Stockholders". In certain instances, these agreements provide that the selling stockholders and the Leather Factory will indemnify each other and their respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses related to the registration of the shares of our common stock for resale to the public, but each selling stockholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered here will be passed upon for the Leather Factory by Patrick A. Reardon, Attorney-at-Law, Fort Worth, Texas. Mr. Reardon's wife holds 1,700 shares of our common stock as her separate property. Other legal matters may be passed upon for any agents or underwriters by counsel for those agents or underwriters identified in the applicable prospectus supplement.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the years ended December 31, 2003 have been incorporated based on the report of Weaver & Tidwell, LLP, and Hein + Associates LLP, independent accountants, given on the authority of these firms as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. You may read and copy any documents we have filed with the SEC at prescribed rates at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov and at our web site at http://www.leatherfactory.com. Information contained in our web site is not part of this prospectus.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits some information contained in the registration statement. We have also filed exhibits with the registration statement that are not included in this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. A copy of the registration statement, including the exhibits, may be inspected without charge at the Public Reference Room of the SEC described above, and copies of this material may be obtained from the office upon payment of the fees prescribed by the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents below that we have previously filed with the SEC:

- Our Annual Report on Form 10-K (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2004 Annual Meeting of Stockholders)

- Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

- Our Current Reports on Form 8-K filed on March 9, 2004, April 28, 2004, April 29, 2004, July 14, 2004, August 6, 2004 and September 7, 2004.

- The description of our common stock and the associated rights, contained in our registration statement on Form 8-2 filed on August 16, 1994, as updated by our current report on Form 8-K filed on July 14, 2004, updating and fully restating the description of our capital stock.

- All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering.

     All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the common stock under this prospectus shall also be deemed to be incorporated in this prospectus by reference.

You may obtain copies of these documents from us without charge (other than exhibits to these documents, unless those exhibits are specifically incorporated by reference into the documents) by writing to us at The Leather Factory, Inc., Attn. Chief Financial Officer, 3847 East Loop 820 South, Fort Worth, Texas 76119 or calling us at (817) 496-4414.

                         350,000 SHARES OF COMMON STOCK

                            THE LEATHER FACTORY, INC.

                                   PROSPECTUS

     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. Neither this prospectus nor any applicable supplement to this prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered common stock to which it relates, nor does this prospectus or any supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate on any date subsequent to the date on the front of this prospectus or any supplement to this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable supplement to this prospectus is delivered or securities are issued on a later date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the costs and expenses payable by the registrant in connection with the registration for resale of our common stock. All of the amounts shown are estimates except the Securities and Exchange Commission (the "Commission") registration fee.

                               Amount
                               ----------
Commission Registration Fee    $   185.81
*Costs of Printing                 500.00
*Legal Fees and Expenses        25,000.00
*Accounting Fees and Expenses    5,800.00
*Miscellaneous Expenses               -0-
                               ----------
*Total                         $31,485.81

     *=  Estimated

ITEM  15.  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Our Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), a director of The Leather Factory, Inc. shall not be liable to The Leather Factory, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM  16.  INDEX  TO  EXHIBITS.

NUMBER  EXHIBIT
------  -----------------------------------------------------------------------------------------------------------------------

 4.1    Engagement Agreement, dated May 12, 2004, among The Schlinger Foundation, Westminster Securities Corporation and
        The Leather Factory, Inc.

 4.2    Capital Markets Services Engagement Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster
        Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)

 4.3    Financial Advisor's Warrant Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster
        Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)

 4.4    Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 12, 2003
        (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)

 4.5    Capital Markets Services Engagement Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster
        Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)

 4.6    Financial Advisor's Warrant Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster
        Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)

 4.7    Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 24, 2004
        (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)

 5.1    Opinion of Patrick A. Reardon, Attorney-at-Law**

23.1    Consent of Patrick A. Reardon, Attorney-at-Law (included in Exhibit 5.1)**

23.2    Consent of Weaver & Tidwell, LLP, Independent Accountants**

23.3    Consent of Hein + Associates LLP, Independent Accountants**

24.1    Power of Attorney (included in signature page)*

*  Previously  filed
**Filed  herewith

ITEM  17.  UNDERTAKINGS.

     A.  The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 29th day of October, 2004.

                                        THE  LEATHER  FACTORY,  INC.

                                        By  s/Wray  Thompson
                                            Wray  Thompson
                                            Chairman  of  the  Board  and
                                            Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


Signature                                         Date                     Title/Position
------------------------------------------------  -----------------------  ---------------------------------------------


 s/ Wray Thompson                                 October 29, 2004         Chairman of the Board and
Wray Thompson                                                              Chief Executive Officer
                                                                           (Principal Executive Officer)

 s/ Shannon L. Greene                             October 29, 2004         Chief Financial Officer & Director
Shannon L. Greene                                                          Principal Financial and Accounting Officer

       *                                          October 29, 2004         President, Chief Operating Officer & Director
Ronald C. Morgan

       *                                          October 29, 2004         Director
T. Field Lange

       *                                          October 29, 2004         Director
Joseph R. Mannes

       *                                          October 29, 2004         Director
H. W. Markwardt

       *                                          October 29, 2004         Director
Michael A. Markwardt

       *                                          October 29, 2004         Director
Michael A. Nery

 *s/ Wray Thompson
Wray Thompson. . . . . . . . . . . . . . . . . .  October 29, 2004         Attorney-in-Fact

 *s/ Shannon L. Greene
Shannon L. Greene. . . . . . . . . . . . . . . .  October 29, 2004         Attorney-in-Fact

                                    EXHIBITS

NUMBER  EXHIBIT
------  -----------------------------------------------------------------------------------------------------------------------

 4.1    Engagement Agreement, dated May 12, 2004, among The Schlinger Foundation, Westminster Securities Corporation and
        The Leather Factory, Inc.

 4.2    Capital Markets Services Engagement Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster
        Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)

 4.3    Financial Advisor's Warrant Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster
        Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)

 4.4    Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 12, 2003
        (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)

 4.5    Capital Markets Services Engagement Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster
        Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)

 4.6    Financial Advisor's Warrant Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster
        Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)

 4.7    Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 24, 2004
        (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)

 5.1    Opinion of Patrick A. Reardon, Attorney-at-Law**

23.1    Consent of Patrick A. Reardon, Attorney-at-Law (included in Exhibit 5.1)**

23.2    Consent of Weaver & Tidwell, LLP, Independent Accountants**

23.3    Consent of Hein + Associates LLP, Independent Accountants**

24.1    Power of Attorney (included in signature page)*

*  Previously  filed
**Filed  in this amendment

EXHIBIT  5.1

                               PATRICK A. REARDON
                                 Attorney-at-Law


201  WEST  SIXTH  STREET                           TELEPHONE:  (817)  348-8801
SUITE  401                                               FAX:  (817)  348-8804
FORT  WORTH,  TEXAS  76102               E-MAIL:  PATRICK.REARDON@PARFWLAW.COM
                                                  WEB  PAGE:  WWW.PARFWLAW.COM


                                October 14, 2004


The  Leather  Factory,  Inc.
3847  East  Loop  820  South
Fort  Worth,  Texas  76119

Ladies  and  Gentlemen:

     I have acted as counsel to The Leather Factory, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), covering the offer and sale by certain stockholders (the "Selling Stockholders") of 350,000 shares of common stock, par value $0.0024 per share, of the Company (the "Shares"). Of the 350,00 Shares, 200,000 shares (the "Outstanding Shares") are currently outstanding. The remaining 150,000 shares (the "Warrant Shares") shall be issued if and when warrants to purchase these shares have been issued. I understand that theses warrants (the "Warrants") are the forms described as items (vi) and (ix) of the following paragraph.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) a Consulting Agreement, dated July 24, 1998, between the Company and Evert I. Schlinger, (iii) The Leather Factory, Inc. Stock Purchase Warrant 200,000 Shares of Common Stock, $0.0024 Par Value, dated August 3, 1998, and executed by the Company and issued to Evert I. Schlinger, (iv) a Capital Markets Services Engagement Agreement, dated February 12, 2003, between The Company and Westminster Securities Corporation, (v) a Financial Advisor's Warrant Agreement, dated February 12, 2003, between The Company and Westminster Securities Corporation, (vi) a Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 12, 2003, (vii) a Capital Markets Services Engagement Agreement, dated February 24, 2004, between The Company and Westminster
Securities Corporation, (viii) a Financial Advisor's Warrant Agreement, dated February 24, 2004, between The Company and Westminster Securities Corporation,
(ix) a Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 24, 2004, (x) an Engagement Agreement, dated May 12, 2004, among The Schlinger Foundation, Westminster Securities Corporation and The Company, (xi) the Company's minute book, and (xii) such other certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinion hereafter expressed.

     In making our examination, I have assumed that the signatures on all documents examined by me are genuine, all documents submitted to me as originals are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, I am of the opinion that
1. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.
2. The Warrants are the legal and binding obligations of the Company, enforceable in accordance with their terms.
3. Upon exercise of the Warrants and payment to the Company of the applicable exercise price, as these steps are more fully described in the Warrants and the Related Financial Advisor's Warrant Agreements (described as items (v) and (viii) in the second paragraph of this letter), the Warrant Shares issued at that time shall be duly authorized, validly issued, fully-paid and non-assessable.
     The opinion set forth above is limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States.

     The opinion expressed herein is given as of the date hereof, and I do not undertake to advise you of any events occurring subsequent to the date hereof that might affect the matters covered by such opinion.

     My wife holds 1,700 shares of the Company's common stock as her separate property.

     I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of my name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                   Sincerely  yours,

                                   s/  Patrick  A.  Reardon

                                   Patrick  A.  Reardon

EXHIBIT  23.2

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in amendment no. 1 to the registration statement of The Leather Factory, Inc. on Form S-3 filed with the Securities and Exchange Commission (Registration No. 333-07147) of our report dated February 17, 2004, of our audit of the consolidated financial statements of The Leather Factory, Inc. as of December 31, 2003, and for the year then ended, which report is included in the Annual Report on Form 10-K of The Leather Factory, Inc. for the year ended December 31, 2003. We also consent to the reference to our firm under the caption "Experts."

WEAVER  AND  TIDWELL,  L.L.P.

Fort  Worth,  Texas
October  28  2004

EXHIBIT  23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form S-3 Registration of The Leather Factory, Inc. of our report dated February 6, 2003, with respect to the consolidated financial statements of The Leather Factory, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts."

Hein  +  Associates  LLP

Dallas,  Texas
October  28,  2004